Exhibit (a)(5)(iii)

2014 Investor and

Analyst Day

March 6, 2014

2014 Investor and Analyst Day

Forward Looking Statements

These materials contain certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on Genpact’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the BPM and IT Services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K. These filings are available at www.sec.gov or on the investor relations section of our website, www.genpact.com. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the SEC. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the Company.

Non-GAAP Financial Measures

These materials also include measures defined by the SEC as non-GAAP financial measures. Genpact believes that these non-GAAP measures can provide useful supplemental information to investors regarding financial and business trends relating to its financial condition and results of operations when read in conjunction with the company’s reported results. Reconciliations of these non-GAAP measures to GAAP are available in this presentation and in our earnings release dated February 6, 2014.

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© 2014 Copyright Genpact. All Rights Reserved. 2

Share Repurchase of Up to $300 Million Through Modified Dutch Auction Tender Offer

Price range of $16.50 to $18.00

Offer open until April 2, 2014

Available cash, cash equivalents and borrowings under our credit facility to finance the share purchase

Transaction returns a portion of accrued earnings to shareholders and, because of reduction of outstanding shares, is accretive to earnings per share

Bain Capital, Genpact directors and executive officers do not intend to participate in the offer

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© 2014 Copyright Genpact. All Rights Reserved. 3

Introduction and Market Overview

Introduction and Market Overview

Genpact designs, transforms and runs business-critical operations for companies to make them more competitive. For clients, our impact is measurable in greater efficiency and effectiveness, cost savings, and better management of risk, regulations and growth.

We are differentiated by our expertise in select industries and service lines, a high level of satisfaction among our Fortune Global 500 clients, and a passion for operational rigor and excellence that reflects our strong GE heritage.

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© 2014 Copyright Genpact. All Rights Reserved. 5

Introduction and Market Overview

Genpact is in a Unique Position at a Unique Point in the Market

We play in a large global underpenetrated market that continues to grow

We have a strong, highly referenceable set of relationships with global blue-chip clients

Our clients’ needs are rapidly changing

We partner with our clients in some very unique engagements

We create a virtuous cycle to drive transformation and outcomes

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© 2014 Copyright Genpact. All Rights Reserved. 6

Introduction and Market Overview

Genpact is a Leader in the Business Process Services Industry

Spun off from GE Launched SEPSM Bain Capital

Investment

1997 2007 2011 2014

2005 2010 2012

Began as a GE NYSE listing the Capital Markets Launched Four Pillar business unit symbol ‘G’ Acquisition Growth Strategy

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© 2014 Copyright Genpact. All Rights Reserved. 7

Introduction and Market Overview

Net Promoter Score (NPS) – Not Just a Metric, But a Way of Life

65%

57% 8%

47% • Variable compensation linked to NPS

• Central to strategy

• 80% growth from existing clients

2008 2010 2013

“Our relationship just goes from

strength to strength. There has

been terrific engagement, a real

close working partnership.

very happy with it.”

Sr. Director and GBS Europe Leader,

Global Financial Services Company

Valued partner for a long period

“of time. Willing to listen and

implement processes supporting

my operation.”

MD, Risk Management, Largest

US Financial Services Provider

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© 2014 Copyright Genpact. All Rights Reserved. 8

Introduction and Market Overview

Strong Relationships with Global, Blue-Chip Clients

BANKING AND LIFE

INSURANCE MANUFACTURING

FINANCIAL SERVICES SCIENCES

Leading US Retail Bank

4 of the top 5 Australia Banks

Leading Fortune 500 Insurers

Leading Global Reinsurer

Leading Personal Insurer in US

8 of 10 Largest Pharmaceutical Cos

2 Leading Global Conglomerates

Top Global Automaker

CAPITAL MARKETS HI-TECH HEALTHCARE CPG/RETAIL

9 of the top 10 investment banks

3 of the top 5 asset managers

Leading Data 2 Leading Healthcare

Management Co. Information Cos.

700+ Clients—Leading Brands Across Industry Verticals

4 of the world’s largest breweries

Largest US drug retailing chain

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© 2014 Copyright Genpact. All Rights Reserved. 9

Introduction and Market Overview

Combining Process Capability, Analytics and Technology Enables Genpact To Drive Transformation and Outcomes

Deep industry and process expertise informs analytics and IT interventions

Create Smart Processes

Enable Smart Decisions

(SEP SM)

Continuous Process Improvements Enhanced Use of Data

Data-driven insights help craft more effective process design

FROM… TO…

Efficiency Effectiveness

Tactical Strategic

Cost arbitrage, higher productivity Revenue growth and cash flow

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© 2014 Copyright Genpact. All Rights Reserved. 10

Introduction and Market Overview

Partnering with Our Clients to Drive Impact

For a large pharma company we consolidated 60 global sites into a single Shared Service Center, for the CFO office

For a global CPG company, we deliver a cloud-based order-to-cash solution driving DSOs down by 47 days releasing $475 MM of cash

For a large US bank, we provide customer insights for product development, creating new risk and marketing models

The Results: $22B of Impact for our Clients

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© 2014 Copyright Genpact. All Rights Reserved. 11

Introduction and Market Overview

Large Global Market – Substantially Underpenetrated and Growing

A large total addressable Market expected

market, expected to to grow at low teens

be ~$390B by 2017

Large Global Continues

Market to grow

Low Fragmented

Penetration Competitive

Landscape

13—25% penetration No single market leader:

in our focus verticals different competitors for

and service lines different focus areas

Source: McKinsey Research

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© 2014 Copyright Genpact. All Rights Reserved. 12

Introduction and Market Overview

Insights from 100+ Client Conversations Reveal Changing Demands

FROM TO

• Small and incremental projects • Global transformational agendas

Engage solely for execution Design, transform and run

Modest focus on the role of Must connect technology, process data / analytics and data to build insights

• Industry and domain knowledge

Improve business processes critical

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© 2014 Copyright Genpact. All Rights Reserved. 13

Introduction and Market Overview

Strategically Investing to Capture High-Value Opportunities to Maintain and Grow Market Leadership

Accelerate Global Client Growth

Expand Market Leadership

Concentrate

Enhance

Further

Deepen Client

Investments

Domain Expertise

Differentiate

Relationships

Solutions

Strong Foundation of Operating Excellence & World-Class Client Service

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 14

Introduction and Market Overview

Execution Roadmap

2014

Outlook for 2015 and beyond

Invest in client-facing teams

Substantially increase Lead Solution Architects and Subject Matter Experts

Build differentiated solutions in areas of opportunity

Further embed technology and analytics into service lines

Strengthen pipeline of large deals

Top three in our chosen areas

Industry leading solutions that combine domain, technology and analytics

Increase sales productivity

Drive higher bookings

Accelerate conversion on large deals

Continue to acquire capabilities and form partnerships

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© 2014 Copyright Genpact. All Rights Reserved. 15

Introduction and Market Overview

Metrics To Measure And Track Success Over Time

Progress on specific investments versus plan

Winning more large deals

Continuously improving salesforce productivity

Total bookings

Holistic approach to total shareholder return combining operating income growth and other capital allocation strategies

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© 2014 Copyright Genpact. All Rights Reserved. 16

Finance Overview

Finance Overview GENERATING IMPACT

Winning Growth Strategy has Transformed the Company…

At IPO

- GC ~ 42% of Revenue
- 32,000+ Employees
- 30 Delivery Centers in 9 Countries
- $230MM+ Revenue per Quarter
- $84MM FCF per annum

Focus on Operational Excellence and our Clients has led to

- Consistent Growth
- High Recurring Revenue
- Healthy Cash Generation

Today

- GC ~ 77% of Revenue
- 63,000+ Employees
- 70+ Delivery Centers in 18 Countries
- $500MM+ Revenue per Quarter
- $250MM+ FCF per annum

…and we maintain our attractive financial attributes

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© 2014 Copyright Genpact. All Rights Reserved.
18

Finance Overview

Consistently Strong Revenue Growth, Driven by Global Clients

Genpact Revenue Growth Global Clients Revenue Growth

$2,132 $1,650

$1,902 $1,405

$1,600 $1,117

$1,259

$1,041 $1,120 $669 $780

$823 $551

$342

2007 2008 2009 2010 2011 2012 2013 2007 2008 2009 2010 2011 2012 2013

Global Clients as a % of Total Revenue

74% 77%

70%

53% 60% 62%

42%

2007 2008 2009 2010 2011 2012 2013

CAGR: 17%

CAGR: 30%

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19

Finance Overview

Adjusted Operating Income Growth in Line with Revenue

Revenue and Adjusted Operating Income Margin

CAGR:

$2,132 17%

$1,902

$1,600 CAGR:

17%

$1,259 $353

$1,120

$1,041 $313

$ 823 $265

Revenue

$199 $204

$178

AOI

$134

2007 2008 2009 2010 2011 2012 2013

AOI Margin 16.3% 17.1% 17.8% 16.2% 16.5% 16.5% 16.5%

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© 2014 Copyright Genpact. All Rights Reserved. 20

Deliberate Investments in Sales & R&D to Drive Growth, Partly Funded by Leverage in Other G&A

Sales & Marketing as % of Revenue / $MM

6.0%

4.8% 4.7%

4.2% 4.2%

3.9% 134

101

91

67

43 53

2009 2010 2011 2012 2013 2014

Sales & Marketing Sales & Marketing % of Rev

R&D G&A* as % of Revenue / $MM

2.7%

2.3% 2.3%

2.0% 2.0%

1.7%

60

39 42

28 28

26

2009 2010 2011 2012 2013 2014

Total R&D R&D as % of Rev

G&A as % of Revenue / $MM

19.8%

19.2%

18.2% 18.2% 18.0%

17.0%

291

222 229 384 383

366

2009 2010 2011 2012 2013 2014

G&A G&A % of Rev

Other G&A** as % of Revenue / $MM

17.5%

17.2%

16.0% 16.4% 16.0%

14.4%

327 342 323

263

196 201

2009 2010 2011 2012 2013 2014

Other G&A Other G&A % of Rev

* R&D (Research and Development) includes LSS, NPI, SEP & Practice & Transitions;

** Other G&A includes all other enabling functions like Finance, HR, Hiring, Training etc.

Finance Overview
GENERATING IMPACT

Higher Historic Long Term Growth with Lower Volatility Than Comps


Revenue
5-year CAGR to 2013
CAGR
15%
13%
Genpact
Comps
Volatility
0.5
1.2


EBIT
5-year CAGR to 2013
CAGR
21%
16%
Genpact
Comps
Volatility
1.2
1.7

Notes:
Comps include : INFY, WIT, TCS, CTSH, ACN, SYNT, EXLS and WNS
5 Years CAGR
EBIT = Net Income +Taxes+ Interest Expense, Comp EBIT CAGR excludes EXLS as they had unusual Fx impact and a discontinued operation in 2008
Volatility- Quarterly data (Standard deviation/Mean)
Source for S&P 500 growth- Factset

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© 2014 Copyright Genpact. All Rights Reserved.
22

Finance Overview

Free Cash Flow has Consistently Grown Faster than Revenue

Cash from Operating Activities and Free Cash Flow

$311 $312 CAGR: 13%

$ 267

CAGR: 21%

Cash from $ 211 $ 263

Operating Activities

$ 231 $227

$150 $158 $ 163

$ 142

Free Cash $106 $108

Flow

$84

2007 2008 2009 2010 2011 2012 2013

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© 2014 Copyright Genpact. All Rights Reserved. 23

Finance Overview

Strong Cash Generation and Liquidity Position

Cash Balance and Debt

800 571

600 431 481 478

385 408

400 314 456

361

261

200 191

53

-

(101)

(200)(70)(25)

(124)(124)(276)

(400)

(355)

(600)

(800)

(753)(672)

(1,000)

2007 2008 2009 2010 2011 2012 2013

Debt (closing) Cash (closing) Net Cash

Notes: EBITDA = Net Income + Taxes + Interest Expense + Dep & Intangible Amort.

Modest leverage of 0.25x (Net debt / EBITDA)

CFOA grew from $150MM in

FY’07 to $312MM in FY’13

Free cash flow conversion – a 5-year average of 57% of EBITDA

Combination of strong cash flow and leverage headroom allows flexibility for M&A and TSR

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 24

Finance Overview

Key Financial Levers

Pricing

Investments

Other G&A

Wage Inflation

Taxes

Balance Sheet /

Cash

Competitive but stable

Investments in client-facing teams and R&D

Driving continued leverage from support functions

Stable and will continue to be offset by G&A leverage

Positively affected by continued growth in low tax jurisdictions and reduced volatility

Strong balance sheet with flexibility to grow and acquire

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 25

Finance Overview

Fiscal Year 2014 Outlook

Revenues: 2.22—2.26 ($B)

– Global Clients growth of approx. 7-9%; GE revenue down approx. 5%

Adjusted Operating Income Margin: 15.0%—15.5%

Strategic investments for long-term revenue growth

Investment of $45 million, or 2% of projected revenue, in 2014

Split 2/3 on client-facing teams and the remainder in R&D to build key capabilities

Subdued growth in non-focus areas

Continuing 2013 revenue headwinds

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 26

Recap and Closing

Recap and Closing

Strategically Investing to Capture High-Value Opportunities to Maintain and Grow Market Leadership

Accelerate Global Client Growth

Expand Market Leadership

Concentrate

Enhance

Further

Deepen Client

Investments

Domain Expertise

Differentiate

Relationships

Solutions

Strong Foundation of Operating Excellence & World-Class Client Service

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 28

Recap and Closing

Execution Roadmap

2014

Outlook for 2015 and beyond

Invest in client-facing teams

Substantially increase Lead Solution Architects and Subject Matter Experts

Build differentiated solutions in areas of opportunity

Further embed technology and analytics into service lines

Strengthen pipeline of large deals

Top three in our chosen areas

Industry leading solutions that combine domain, technology and analytics

Increase sales productivity

Drive higher bookings

Accelerate conversion on large deals

Continue to acquire capabilities and form partnerships

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 29

Recap and Closing

Metrics To Measure And Track Success Over Time

Progress on specific investments versus plan

Winning more large deals

Continuously improving salesforce productivity

Total bookings

Holistic approach to total shareholder return combining operating income growth and other capital allocation strategies

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 30

Recap and Closing

Financial Outlook for 2015 and Beyond

Global Client growth returns to mid-teens

GE roughly flat

Margins normalized

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 31

Recap and Closing

Genpact is in a Unique Position at a Unique Point in the Market

We play in a large global underpenetrated market that continues to grow

We have a strong, highly referenceable set of relationships with global blue-chip clients

Our clients’ needs are rapidly changing

We partner with our clients in some very unique engagements

We create a virtuous cycle to drive transformation and outcomes

DESIGN • TRANSFORM • RUN

© 2014 Copyright Genpact. All Rights Reserved. 32

Appendix 1: Reconciliation of Adjusted Income from Operations

(USD, In Thousands) Year ended December 31

2012 2013

Income from operations as per GAAP $ 264,345 $ 309,527

Add: Amortization of acquired intangible assets resulting from Formation

Accounting 6,845 2,961

Add: Amortization of acquired intangible assets relating to acquisitions 10,739 15,360

Add: Acquisition related expenses 298 -

Add: Consultancy, legal and banker fees relating to change of shareholding

(excluding expenses related to the credit facility), as recorded under other 17,227 -

income (expense)

Less: Recovery from selling shareholder of consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the new(17,000) -

credit facility), as recorded under other income (expense)

Add: Consultancy, legal and banker fees relating to capital restructuring

(excluding expenses related to the new credit facility), as recorded under 3,237 -

selling, general and administrative expenses

Add: Stock based compensation 32,152 31,129

Less: Provision (created) reversed for loss on divestitures(459)(3,487)

Add: Other income (expense) 2,074 2,319

Add: Gain (Loss) on Equity-method investment activity, net 17 169

Less: Net income attributable to noncontrolling interest(6,374)(5,334)

Adjusted income from operations $ 313,101 $ 352,644

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© 2014 Copyright Genpact. All Rights Reserved. 33

Thank You